Exhibit 5.1

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939  •  FACSIMILE: +1.216.579.0212

November 21, 2014

Parker-Hannifin Corporation

6035 Parkland Boulevard

Cleveland, Ohio 44124

Re:	$500,000,000 Aggregate Principal Amount of 3.30% Medium-Term Notes, Series A due 2024; $500,000,000 Aggregate Principal Amount of 4.20% Medium-Term Notes, Series A due 2034; and $500,000,000 Aggregate Principal Amount of 4.45% Medium-Term Notes, Series A due 2044 of Parker-Hannifin Corporation

Ladies and Gentlemen:

We are acting as counsel for Parker-Hannifin Corporation, an Ohio corporation (the “Company”), in connection with the issuance and sale of $500,000,000 aggregate principal amount of 3.30% Medium-Term Notes, Series A due 2024 (the “2024 Notes”), $500,000,000 aggregate principal amount of 4.20% Medium-Term Notes, Series A due 2034 (the “2034 Notes”) and $500,000,000 aggregate principal amount of 4.45% Medium-Term Notes, Series A due 2044 (collectively with the 2024 Notes and the 2034 Notes, the “Notes”) of the Company, pursuant to the Terms Agreement, dated as of November 18, 2014 (the “Terms Agreement”), by and among the Company and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several agents party to the Terms Agreement, which incorporates certain provisions of the Amended and Restated U.S. Distribution Agreement, dated as of September 17, 2007, as amended to the date hereof, by and among the Company and Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., RBS Securities Inc., KeyBanc Capital Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA Inc. and J.P. Morgan Securities LLC, as agents. The Notes will be issued pursuant to the Indenture, dated as of May 3, 1996 (the “Indenture”), between the Company and Wells Fargo Bank, N.A. (as successor to National City Bank), as trustee (the “Trustee”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Company.

For purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Notes have been duly authenticated by the Trustee in accordance with the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations or judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

ALKHOBAR  •  AMSTERDAM  •  ATLANTA  •  BEIJING  •   BOSTON  •  BRUSSELS  •  CHICAGO  •  CLEVELAND  •  COLUMBUS  •  DALLAS

DUBAI  •  DÜSSELDORF  •  FRANKFURT  •  HONG KONG  •  HOUSTON  •  IRVINE  •  JEDDAH  •  LONDON  •  LOS ANGELES  •  MADRID

MEXICO CITY  •  MIAMI  •  MILAN  •  MOSCOW  •  MUNICH  •  NEW YORK  •  PARIS  •  PERTH  •  PITTSBURGH  •  RIYADH  •  SAN DIEGO

SAN FRANCISCO  •  SÃO PAULO  •  SHANGHAI  •  SILICON VALLEY  •  SINGAPORE  •  SYDNEY  •  TAIPEI  •  TOKYO  •  WASHINGTON

Parker-Hannifin Corporation

November 21, 2014

The opinion expressed herein is limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (File No. 333-186741) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Securities Act”) and to the reference to Jones Day under the caption “Validity of the Notes” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day